SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               Delta Apparel, Inc.
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Georgia                                      58-2508794
     ------------------------------                      ------------------
     (State or Other Jurisdiction of                       (IRS Employer
     Incorporation or Organization)                      Identification No.)


  3355 Breckenridge Blvd., Suite 100, Duluth, GA                30096
  ----------------------------------------------                -----
     (Address of Principal Executive Offices)                 (Zip Code)


                                 (770) 806-6800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


     Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:


      Title of Each Class                      Name  of  Each Exchange on Which
      To Be So Registered                       Each Class Is To Be Registered
      -------------------                       ------------------------------

    Common Stock, par value $0.01                   American Stock Exchange
    Common  Stock Purchase Rights                   American Stock Exchange


     Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

     None

     Except as otherwise indicated below, the information required to be contained in this Registration Statement on Form 10 of Delta Apparel, Inc., a Georgia corporation ("Delta Apparel"), is contained in the Form of Information Statement included as Exhibit 99.1 hereto (the "Information Statement") and is incorporated herein by reference from that document as specified below. Below is a list of the items of information required by the instructions to Form 10 and the locations in the Information Statement where such information can be found if not otherwise included below.

ITEM  1.     BUSINESS.

             See  "Business  of  Delta  Apparel"
                  "Management's  Discussion  and  Analysis  of  Financial
                   Condition and Results of Operations - First Quarter of Fiscal Year 2000 versus First Quarter of Fiscal
                   Year  1999  -  Order  Backlog"

ITEM  2.     FINANCIAL  INFORMATION.

             See "Summary -- Selected Historical Financial Data" "Management's Discussion and Analysis of Financial Conditions and Results of Operations" ("MD&A") "MD&A -- Quantitative and Qualitative Disclosures About Market Risk"

ITEM  3.     PROPERTIES.

             See   "Business  of  Delta  Apparel  --  Properties"

ITEM  4.     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT.

             See   "Security  Ownership  of  Significant  Beneficial  Owners and
                    Management"

ITEM  5.     DIRECTORS  AND  OFFICERS.

             See   "Management  of  Delta  Apparel  --  Directors"
                   "Management  of  Delta  Apparel  --  Executive  Officers"

ITEM  6.     EXECUTIVE  COMPENSATION.

             See   "Management of  Delta  Apparel  --  Management  Compensation"

ITEM  7.     CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.

             See   "Relationships  Among  Delta  Apparel,  Delta  Woodside and
                    Duck Head" "Interests of Directors and Executive Officers in the Delta Apparel Distribution"

ITEM  8.     LEGAL  PROCEEDINGS.

             See   "Business  of  Delta  Apparel  --  Legal  Proceedings"

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

             See   "Trading  Market"
                   "MD&A  --  Dividends  and  Purchases  by  Delta  Apparel  of
                    its  Own  Shares"

ITEM  10.    RECENT  SALES  OF  UNREGISTERED  SECURITIES.

             See   "Description  of  Delta  Apparel  Capital  Stock  -  Recent
                    Sales  of Unregistered  Securities"

ITEM  11.    DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

             See   "Description  of  Delta  Apparel  Capital  Stock"

ITEM  12.    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

             See "Description of Delta Apparel Capital Stock -- Limitation on Liability of Directors" and "-- Indemnification of Directors"

ITEM  13.    FINANCIAL  STATEMENTS  AND  SUPPLEMENTARY  DATA.

             See Unaudited Pro Forma Combined Financial Statements Audited Combined Financial Statements
             Unaudited  Condensed  Combined  Financial  Statements

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

             Not  applicable.

ITEM  15.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

             (a)   Financial  Statements

                   See   Index  to  Financial  Statements
                         Exhibit  99.2

             (b)   Exhibits.

                   2.1 Form of Distribution Agreement by and among Delta Woodside Industries, Inc, DH Apparel Company, Inc. (to be renamed Duck Head Apparel Company, Inc.) and the Company.*

                   3.1     Articles  of  Incorporation  of  the  Company.

                   3.2     Bylaws  of  the  Company.

                   4.1     See  Exhibits  3.1  and  3.2.

                   4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company. *

                   4.3 Form of Shareholder Rights Agreement by and among the Company and First Union National Bank. *

                   10.1    See  Exhibits  2.1  and  4.3.

                   10.2 Form of Tax Sharing Agreement by and among Delta Woodside Industries, Inc., Duck Head Apparel Company, Inc. and the Company.*

                   10.3.1 Letter dated December 14, 1998, from Delta Woodside Industries, Inc. to Robert W. Humphreys:
                           Incorporated by reference to the Form 10-Q/A of Delta Woodside Industries, Inc. for the quarterly period ended December 26, 1998 (Commission File No. 1-10095).

                   10.3.2 Letter dated April 22, 1999, from Delta Woodside Industries, Inc. to Robert W. Humphreys:
                           Incorporated by reference to the Form 10-K of Delta Woodside Industries, Inc. for the fiscal
                           year ended   July 3, 1999 (Commission File
                           No.  1-10095).

                   10.4    Form  of  Delta  Apparel, Inc. Stock Option  Plan. *

                   10.5    Form of Delta Apparel,  Inc. Incentive Stock Award
                           Plan. *

                   10.6    Form  of  Delta  Apparel,  Inc.  Deferred
                           Compensation  Plan.  *

                   21.1    Subsidiaries  of  the  Company.*

                   27.1 Financial Data Schedule for the three months ended October 2, 1999 (electronic filing only).

                   27.2 Financial Data Schedule for the fiscal year ended July 3, 1999 (electronic filing only).

                   99.1    Form  of  Information  Statement  of
                           Delta  Apparel,  Inc.

                   99.2    Valuation  and  Qualifying  Accounts

                   *       To  be  provided  by  amendment.

                                  SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   DELTA  APPAREL,  INC.

Date: December 28, 1999            By:  /s/  Robert  W.  Humphreys
                                   ---------------------------------------------
                                             Robert  W.  Humphreys
                                             President & Chief Executive Officer

                                   EXHIBITS

2.1     Form  of  Distribution Agreement by and among Delta Woodside Industries,
        Inc, DH Apparel Company, Inc. (to be renamed Duck Head Apparel Company, Inc.) and the Company.*

3.1     Articles  of  Incorporation  of  the  Company.

3.2     Bylaws  of  the  Company.

4.1     See  Exhibits  3.1  and  3.2.

4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company. *

4.3 Form of Shareholder Rights Agreement by and among the Company and First Union National Bank. *

10.1    See  Exhibits  2.1  and  4.3.

10.2 Form of Tax Sharing Agreement by and among Delta Woodside Industries, Inc., Duck Head Apparel Company, Inc. and the Company.*

10.3.1 Letter dated December 14, 1998, from Delta Woodside Industries, Inc. to Robert W. Humphreys: Incorporated by reference to the Form 10-Q/A of Delta Woodside Industries, Inc. for the quarterly period ended December 26, 1998 (Commission File No. 1-10095).

10.3.2 Letter dated April 22, 1999, from Delta Woodside Industries, Inc. to Robert W. Humphreys: Incorporated by reference to the Form 10-K of Delta Woodside Industries, Inc. for the fiscal year ended July 3, 1999 (Commission File No. 1-10095).

10.4    Form  of  Delta  Apparel,  Inc.  Stock  Option  Plan.  *

10.5    Form  of  Delta  Apparel,  Inc.  Incentive  Stock  Award  Plan.  *

10.6    Form  of  Delta  Apparel,  Inc.  Deferred  Compensation  Plan.  *

21.1    Subsidiaries  of  the  Company.*

27.1 Financial Data Schedule for the three months ended October 2, 1999 (electronic filing only).

27.2 Financial Data Schedule for the fiscal year ended July 3, 1999 (electronic filing only).

99.1    Form  of  Information  Statement  of  Delta  Apparel,  Inc.

99.2    Valuation  and  Qualifying  Accounts.

*       To  be  provided  by  amendment.